Exhibit 21.1

List of Subsidiaries

Inmarsat Finance plc

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
None	N/A	N/A

Inmarsat Group Limited

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
Inmarsat Finance plc	England and Wales	(same)
Inmarsat Investments Limited	England and Wales	(same)
Inmarsat Ventures Limited	England and Wales	(same)
Inmarsat Limited	England and Wales	(same)
Inmarsat Leasing (Two) Limited	England and Wales	(same)
Inmarsat Launch Company Limited	Isle of Man	(same)

Inmarsat Investments Limited

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
Inmarsat Ventures Limited	England and Wales	(same)
Inmarsat Limited	England and Wales	(same)
Inmarsat Leasing (Two) Limited	England and Wales	(same)
Inmarsat Launch Company Limited	Isle of Man	(same)

Inmarsat Ventures Limited

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
Inmarsat Limited	England and Wales	(same)
Inmarsat Leasing (Two) Limited	England and Wales	(same)
Inmarsat Launch Company Limited	Isle of Man	(same)

Inmarsat Limited

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
None	N/A	N/A

Inmarsat Leasing (Two) Limited

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
None	N/A	N/A

Inmarsat Launch Company Limited

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
None	N/A	N/A